UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 24, 2009
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SunPower Corporation
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-34166	94-3008969
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File No.)	Identification No.)

3939 North First Street, San Jose, California 95134
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 240-5500

N/A
(Former Name or Former Address, if Changed Since Last Report)
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   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

See disclosure contained in Item 2.03 below, which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 24, 2009, SunPower Corporation (“SunPower”) and Wells Fargo Bank, N.A. (“Wells Fargo”) amended and restated SunPower’s credit agreement with Wells Fargo. The amended and restated credit agreement (i) extends the expiration date from July 3, 2009 to March 27, 2010 for the $50.0 million uncollateralized revolving credit line and uncollateralized letter of credit subfeature and (ii) extends the expiration date from July 31, 2012 to March 27, 2014 for the $150.0 million collateralized letter of credit line.  In addition, SunPower Systems SA (“SP Systems”) shall no longer serve as a guarantor of SunPower’s obligations under the credit agreement, and SunPower shall, on or before April 30, 2009, pledge to Wells Fargo 60% of its equity interest in SP Systems to secure up to $50.0 million of SunPower’s obligations under the credit agreement.

In connection with the original credit agreement, SunPower entered into a security agreement with Wells Fargo, granting a security interest in a deposit account to collateralize certain obligations in connection with any letters of credit that might be issued under the credit agreement’s $150.0 million collateralized letter of credit line. In connection with an amendment in 2008, SunPower entered into another security agreement with Wells Fargo, granting a security interest in a securities account to collateralize certain obligations. SunPower North America, LLC and SunPower Corporation, Systems, both wholly-owned subsidiaries of SunPower, have each agreed to guarantee up to $50.0 million of SunPower's obligations under the credit agreement.

    Until March 27, 2010, SunPower may borrow up to $50.0 million under the credit agreement’s uncollateralized line of credit and request that Wells Fargo issue up to $50.0 million in letters of credit under the uncollateralized letter of credit subfeature, provided that any letters of credit issued and outstanding under the uncollateralized letter of credit subfeature will reduce SunPower’s borrowing capacity. Until March 27, 2014, SunPower may request that Wells Fargo issue up to $150.0 million in letters of credit under the credit agreement’s collateralized letter of credit line. As detailed in the credit agreement, SunPower will pay interest on outstanding borrowings and a fee for issued and outstanding letters of credit. SunPower has the ability at any time to prepay outstanding loans. All borrowings must be repaid by March 27, 2010, and all letters of credit issued under the uncollateralized letter of credit subfeature shall expire on or before March 27, 2010 unless SunPower provides by such date collateral in the form of cash or cash equivalents in the aggregate amount available to be drawn under letters of credit outstanding at such time. All letters of credit issued under the collateralized letter of credit line shall expire no later than March 27, 2014. The loan documents include certain conditions to borrowings, representations and covenants, and events of default customary for financing transactions of this type.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

Date: March 24, 2009	By: /s/ Dennis V. Arriola
Name: Dennis V. Arriola
Title: Senior Vice President and Chief Financial Officer